UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2018

SEVEN STARS CLOUD GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

001-35561

(Commission File Number)

55 Broadway, 19th Floor

New York, NY 10006

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement.

Effective on September 7, 2018, Seven Stars Cloud Group, Inc. (the “Company”) entered into a Global Financial Advisory Agreement (the “First Auto Agreement”) with First Auto Loan (Oriental Huixin Investment Management Co., Ltd.), a company established in the People’s Republic of China (“First Auto”) pursuant to which First Auto agreed to engage the Company as First Auto’s financial advisor with respect certain areas, including without limitation, First Auto’s (i) electric vehicle upgrading and updating services; (ii) financing small businesses in the micro-car circulation industry; (iii) consumption installment of car loans and (iv) asset securitization of existing auto loan packages. The First Auto Agreement is exclusive other than with respect to mainland China and Hong Kong. The First Auto Agreement is for a 3 year term, however, each of the Company and First Auto may terminate the First Auto Agreement if proper progress is not made within 6 months.

The Company shall assist First Auto with conducting fractionalization sales of fixed income products in China on a non-exclusive basis, and pursuant to which First Auto has agreed to provide the Company with underlying assets of RMB 35 billion over a 3 year period. The Company shall also assist with conducting fixed income product issuance and digital asset issuance in areas other than mainland China on an exclusive basis, and pursuant to which First Auto has agreed to provide the Company with underlying assets of US$1 billion over a 3 year period. First Auto has agreed to allocate up to 8% of the amount of the underlying assets provided by First Auto in connection with fixed income products and digitalized financing products to pay for any service fees, financing costs and other financing expenses (including but not limited to service fee, management fee, trustee fee, underwriting fee, guarantee deposit, rating fee, registration fee, legal service fee, audit fee and other charges and fees caused by financing). First Auto has agreed to allocate up to 30% of the amount of the underlying assets provided by First Auto in connection with overseas offerings of relevant digital income certificates, utility tokens and other tokens to pay for any service fees, financing costs and other financing expenses (including but not limited to service fee, management fee, trustee fee, underwriting fee, guarantee deposit, rating fee, registration fee, legal service fee, audit fee and other charges and fees caused by financing).

Effective on September 7, 2018, the Company entered into an Intellectual Property and Purchase and Assumption Agreement (the “SSIL Agreement”) with Sun Seven Star International Limited, a Hong Kong company (“SSIL”) and an affiliate of Mr. Bruno Wu, our Chairman, pursuant to which SSIL sold the assets of FinTalk to the Company in exchange for $1,000,000 promissory note (the “Note”) and shares of the Company’s common stock with a fair market value of $6,000,000. The Company shall repay the Note in 12 equal monthly installments commencing on October 7, 2018 at an interest rate of 2.51% per annum. The principal amount of the Note shall become due and payable in the event of a default pursuant to the Note.

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Effective on September 7, 2018, the Company entered into a Share Purchase Agreement (the “Sun Agreement”) with an entity (“Sun”) affiliated with Sun Seven Stars and with Mr. Bruno Wu, our Chairman, pursuant to which the Company agreed to exchange at fair market value Company common stock in exchange for shares of Liberty Biopharma, an entity listed on the TSX venture exchange (“Liberty”) as follows: (i) Liberty common stock valued at $15.5 million in exchange for Company common stock of equivalent value and (ii) 50% of the shares of Liberty, also at fair market value of the Company common stock, which are owned by Sun and which represent a potential award of performance shares to Sun through the right to receive Liberty common stock subject to the fulfillment of certain performance and vesting conditions set out in an agreement among Sun, Liberty and related entities.

The foregoing description of the First Auto Agreement, the SSIL Agreement, the Note, and the Sun Agreement is not purported to be complete and is qualified in its entirety by reference to the complete text of such agreement which will be filed as an exhibit to a Form 10-Q of the Company, as required.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information pertaining to the SSIL Agreement and the Note discussed in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety.

Item 3.02.	Unregistered Sales of Equity Securities.

The information pertaining to the sale of shares of the Common Stock discussed in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety.

The Company issued the shares of its Common Stock in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

Item 8.01	Other Events.

On September 11, 2018, the Company issued a press release announcing the entry into the First Auto Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On September 13, 2018, the Company issued a press release announcing the entry into the SSIL Agreement and the Note. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On September 13, 2018, the Company issued a press release announcing the entry into the Sun Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 11, 2018.

99.2	Press Release, dated September 13, 2018.

99.3	Press Release, dated September 13, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVEN STARS CLOUD GROUP, INC.

Date: September 13, 2018	By:	/s/ Bruno Wu
Bruno Wu
Chief Executive Officer and Chairman of the Board

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